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                                                             EXHIBIT 21
                          HILLENBRAND INDUSTRIES, INC.
                         SUBSIDIARIES OF THE REGISTRANT

All subsidiaries of the Company are wholly-owned Indiana corporations, unless otherwise noted.

  Hillenbrand Funeral Services Group, Inc.
  Hill-Rom, Inc.
  Forethought Financial Services, Inc.
  Hillenbrand Industries FSC (Barbados), Inc.,
      a Barbados corporation
  Hillenbrand Investment Advisory Corporation,
      a Delaware corporation
  Hillenbrand Properties, Inc.
  Sherman House Corporation
  Tudor Travel, Inc.
  Memory Showcase, Inc.
  Sleep Options, Inc.
  The Acorn Development Group, Inc.

  Subsidiaries of Hillenbrand Funeral Services Group, Inc.
      Hillenbrand Funeral Services International, Inc., a Delaware Corporation Batesville Services, Inc.
      I.F.A., Inc.

  Subsidiaries of Batesville Services, Inc.
      Batesville Casket Company, Inc.
      Batesville International Corporation
      Batesville Casket de Mexico, S.A. de C.V., a Mexican corporation Batesville Logistics, Inc.
      Batesville Manufacturing, Inc.

  Subsidiary of Batesville Casket de Mexico, S.A. de C.V.
        Industrias Arga, S.A. de C.V., a Mexican corporation

  Subsidiaries of Hill-Rom, Inc.
        Hill-Rom Company, Inc.
        Air-Shields Holdings, Inc., a Delaware corporation
        MEDAES Holdings, Inc., a Georgia corporation

  Subsidiaries of Hill-Rom Company, Inc.
        PaTMark Company, Inc., a Delaware corporation
        Support Systems International, Inc.
        Tron Business Systems, Inc., a Nevada corporation
        APEX Information Services, Inc.
        Hill-Rom NetLinx, Inc.

  Jointly owned subsidiary of Hill-Rom, Inc. and Hill-Rom Company, Inc.
      Hill-Rom International, Inc., a Delaware corporation

  Subsidiaries of Hill-Rom International, Inc.
      Support Systems International B.V., a Netherlands corporation Hill-Rom SARL, a French corporation
      MIE Holdings Limited, a United Kingdom corporation

  Subsidiary of MIE Holdings Limited
      Medical Industrial Equipment Limited, a United Kingdom corporation

                                       (1)


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  Subsidiaries of Air-Shields Holdings, Inc.
      Hill-Rom Air-Shields Inc., a Delaware corporation
      Narco Medical Services, Inc., a Georgia corporation

  Subsidiaries of MDEAES Holdings, Inc.
      Hill-Rom MDEAES, Inc., a Georgia corporation
      MDEAES Limited, a United Kingdom corporation

  Subsidiaries of Support Systems International B.V.
      SSI Medical Services B.V., a Netherlands corporation
      Support Systems International Finance, Ltd., a United Kingdom corporation Hill-Rom, Spa, an Italian corporation
      Hill-Rom A.G., an Austrian corporation
      Hillrom S.A., a Switzerland corporation
      SSI Leasing and Investments B.V., a Netherland corporation
      Systems Investments B.V., a Netherlands corporation

  Subsidiary of Support Systems International Finance, Ltd.
      SSI Medical Services, Ltd., a United Kingdom corporation
      Support Systems International Services, Ltd., a United Kingdom corporation

  Jointly owned subsidiary of Support Systems International B.V. and Hill-Rom
    International, Inc.
      Hill-Rom Holdings GmbH, a German corporation

  Subsidiaries of Hill-Rom Holdings GmbH
      Hill-Rom Therapy GmbH, a German corporation
      Hill-Rom GmbH, a German corporation

  Subsidiary of Hill-Rom NetLinx, Inc.
      Fisher-Berkeley Corporation, a California corporation

  Subsidiaries of Hill-Rom SARL
      SSI Industries SARL, a French corporation
      Le Couviour, S.A., a French corporation
      Hill-Rom B.V., a Netherlands corporation
      SCI Le Couviour Immoblier, a French corporation
      SCI Port Mirabeau, a French corporation

  Subsidiaries of Forethought Financial Services, Inc.
         Forethought Life Insurance Company
         The Forethought Group, Inc.
         Forethought Florida, Inc.
         ForeLife Agency, Inc.
         Forethought National TrustBank, federally chartered
         Forethought Federal Savings Bank, federally chartered
         Forethought Investment Management, Inc.
         Foresight Association, Inc.
         Forethought Life Assurance Company

  Subsidiary of Forethought Life Insurance Company
         Forethought Properties, Inc.
         Arkansas National Life Insurance Company, an Arkansas company

  Jointly owned subsidiary of Batesville International Corporation,
  Hill-Rom Company, Inc., Hill-Rom, Inc., and Hill-Rom Air-Shields, Inc.
         Hillenbrand Industries Canada, Ltd., an Ontario (Canada) corporation

  Subsidiaries of Hillenbrand Properties, Inc.
         Cutler Property, Inc.
         Old Brick Property, Inc.

                                       (2)